Cancer Genetics Announces Sale of India Operations to REPROCELL Incorporated

Execution of 2018 Transformation Plan is on Target

RUTHERFORD, N.J., April 27, 2018 — Cancer Genetics, Inc. (Nasdaq: CGIX), a leader in enabling precision medicine for oncology through molecular markers and diagnostics, today announced that it has completed the sale of BioServe Biotechnologies (India) Private Limited, a wholly-owned subsidiary of Cancer Genetics to biomedical research company, REPROCELL Incorporated, for $1.9 million.

Under the terms of the definitive agreement, Cancer Genetics received an upfront payment of $1.6 million in cash from REPROCELL. The remaining balance will be payable approximately 6 months from closing and is subject to BioServe’s revenues for a four month period post-closing being equivalent to the same four month period in 2017.

“The sale of BioServe to REPROCELL is consistent with our 2018 transformation and strategic plan to focus our business and execute against a path to profitability. We expect this transaction will be beneficial to the Company and our shareholders,” said Jay Roberts, Interim Chief Executive Officer and COO of Cancer Genetics. “For CGI, this divestiture is one of several deliberate actions to focus our business, simplify our operating structure and generate monetary value to help fund new programs and assist in reducing overall operating expenses. Additionally, as part of our forward looking strategy, we intend to explore licensing opportunities with REPROCELL, among other business partners internationally, to bring our vast test and services menu to other regions with high demand and volume expectations. Overall, we remain focused on developing and bringing to market unique and innovative diagnostic assets from our industry leading pipeline and collaborating with biopharma companies to augment their therapeutics development capabilities.”

The Company announced on April 2, 2018 that it has engaged Raymond James & Associates, Inc. as a financial advisor to assist with evaluating options for the Company’s strategic direction. These options may include raising additional capital, the acquisition of another company and / or complementary assets, the sale of the Company, or another type of strategic partnership. The Company’s Board of Directors is committed to evaluating all potential strategic opportunities and to pursuing the path most likely to create both near- and longer-term value for Cancer Genetics’ shareholders.

ABOUT CANCER GENETICS

Cancer Genetics, Inc. is a leader in enabling precision medicine in oncology from bench to bedside through the use of oncology biomarkers and molecular testing. CGI is developing a global footprint with locations in the US, Australia and China. We have established strong clinical research collaborations with major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic, Keck School of Medicine at USC and the National Cancer Institute.

The Company offers a comprehensive range of laboratory services that provide critical genomic and biomarker information. Its state-of-the-art reference labs are CLIA-certified and CAP-accredited in the US and have licensure from several states including New York State.

For more information, please visit or follow CGI at:
Internet: www.cancergenetics.com
Twitter: @Cancer_Genetics
Facebook: www.facebook.com/CancerGenetics

MEDIA RELATIONS Kirsten Thomas 508-280-6592 kthomas@theruthgroup.com	INVESTOR RELATIONS Lee Roth 646-536-7012 lroth@theruthgroup.com

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Cancer Genetics Inc.’s expectations regarding the completion, timing, pricing and size of the offering described in this press release constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks that the anticipated benefits of the divestiture will not be realized, risks that we will not be able to negotiate and enter into license agreements with REPROCELL on favorable terms to us or at all, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2017 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.